Exhibit 99.1

At EMAK Worldwide, Inc.:

Media and investor inquiries:

Michael Sanders

SVP and Chief Financial Officer

(323) 932-4324

For Immediate Release

EMAK Worldwide Reports 2008 Second Quarter and

First Six Months Results

Company on track to exceed $6.0 million annualized cost reduction target

LOS ANGELES, July 31, 2008 – EMAK Worldwide, Inc. (OTC: EMAK), a leading marketing services firm, today announced its financial results for the second quarter and six months ended June 30, 2008.

Revenues were $40.6 million in the second quarter of 2008, an increase of three percent from revenues of $39.5 million in the same period of the previous year. For the six months ended June 30, 2008, revenues were $79.3 million, an increase of five percent from revenues of $75.8 million in the same period of the previous year.

Net loss in the second quarter of 2008 was $1.5 million, or $0.24 per diluted share, compared with a net loss of $1.8 million, or $0.31 per diluted share, in the same period of the previous year. For the six months ended June 30, 2008, net loss was $1.5 million, or $0.24 per diluted share, compared with a net loss of $4.4 million, or $0.75 per diluted share, in the same period last year.

“EMAK saw a number of improvements in the second quarter and first half of 2008 compared with the prior year,” said Jim Holbrook, EMAK’s Chief Executive Officer. “Promotional products revenues were higher at our Logistix agency in the U.S., and revenues in our higher-margin agency services business were stable in the quarter and showed strong growth for the first half. Again we made good progress toward our cost reduction goals. Our success is especially evident when considering our six-month operating expenses before charges which are lower by $3.5 million, or approximately 16 percent.

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EMAK Worldwide, Inc.

“Consistent with our cash preservation efforts, in the first six months of 2008 we generated $1.5 million in cash from operations, compared with a use of cash of $4.8 million in the year-ago period.”

Second Quarter 2008 Financial Highlights

The following table presents financial highlights for the Company’s operations for the second quarter of 2008. Full financial results, including reconciliations of GAAP to non-GAAP measures, follow at the end of the release.

Results from operations
(In thousands of dollars)	Three Months Ended June 30,
	2008	% of revenues		2007	% of revenues		% change
Revenues by segment:
Agency services	7,646	18.8%		7,711	19.5%		-0.8%
Promotional products	32,922	81.2%		31,828	80.5%		3.4%
	40,568	100.0%		39,539	100.0%		2.6%

Gross profit by segment:
Agency services gross profit	2,553	33.4%	(a)	2,315	30.0%	(a)	10.3%
Promotional products gross profit	5,999	18.2%	(a)	7,906	24.8%	(a)	-24.1%
	8,552	21.1%		10,221	25.9%		-16.3%

Revenues by geographical area
United States	33,664	83.0%		33,721	85.3%		-0.2%
International	6,904	17.0%		5,818	14.7%		18.7%
	40,568	100.0%		39,539	100.0%		2.6%

Loss from operations by geographical area
United States	(369)	-1.1%	(b)	(31)	-0.1%	(b)	1090.3%
International	(968)	-14.0%	(b)	(1,725)	-29.6%	(b)	-43.9%
	(1,337)	-3.3%		(1,756)	-4.4%		-23.9%

Operating expenses	9,889	24.4%		11,977	30.3%		-17.4%
Operating loss	(1,337)	-3.3%		(1,756)	-4.4%		-23.9%
Net loss	(1,473)	-3.6%		(1,819)	-4.6%		-19.0%

Non-GAAP financial highlights
Adjusted operating expenses before charge	9,575	23.6%		11,977	30.3%		-20.1%
EBITDA	(966)	-2.4%		(1,403)	-3.5%		-31.1%
EBITDA before charge	(652)	-1.6%		(1,403)	-3.5%		-53.5%
Adjusted operating loss before charge	(1,023)	-2.5%		(1,756)	-4.4%		-41.7%
Adjusted net loss before charge	(1,159)	-2.9%		(1,819)	-4.6%		-36.3%

(a) Percentage of segment revenues
(b) Percentage of geographical area revenues

Additional Second Quarter 2008 Financial Highlights

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EMAK Worldwide, Inc.

Overview

•

Domestic revenues for the quarter were $33.7 million, or 83.0 percent of revenues, and international revenues for the quarter were $6.9 million, or 17.0 percent of revenues. In the year-ago quarter, domestic revenues were $33.7 million, or 85.3 percent of revenues, and international revenues were $5.8 million, or 14.7 percent of revenues.

•

Gross profit margin was 21.1 percent in the second quarter of 2008, as compared to 25.9 percent in the same period in 2007. Gross profit margin was lower due to several factors impacting the Promotional Products segment, discussed below.

•

Operating expenses of $9.6 million, before charges, decreased by $2.4 million for the quarter, or 20.1 percent. As a percentage of revenue, operating expenses excluding charges were 23.6 percent in the second quarter of 2008, compared to 30.3 percent of revenues in the year-ago quarter. Operating expenses include approximately $298,000 in non-cash expense related to grants of restricted stock, compared with approximately $394,000 recognized in the same period in 2007.

•

Operating expenses include higher non-cash occupancy costs of approximately $290,000 at Upshot related to lease accounting, masking the full impact of the Company’s cost reduction efforts through March 2009.

•

Operating loss was $1.3 million as compared to $1.8 million in the year-ago quarter. Operating loss before charges was $1.0 million in the second quarter of 2008; operating losses in the international region represented the majority of the blended company operating loss.

•	Other expense for the period of $23,000, compared to a loss of $56,000 in the year-ago quarter, was the result of foreign exchange losses in Europe.

Products

•	In the first quarter of 2008, the Promotional Products and Consumer Products segments were combined into one reporting segment, Promotional Products.
•	Promotional Products revenues were higher due to incremental programs at Logistix in the U.S.
•

Promotional Products gross profit margin was lower than the prior-year period primarily due to lower creative fees, as well as to rising labor costs in Asia and a rapid rise in raw materials and transportation costs; cost of goods sold is impacted significantly by increased costs for plastic resin. These costs could not be recaptured from clients.

•

Additionally, Promotional Products gross profit margin was impacted by lower gross margins for consumer products sold at retail. EMAK’s single remaining consumer products license will expire at the end of the year.

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EMAK Worldwide, Inc.

Services

•

Agency Services revenues were stable versus the year-ago quarter, following three consecutive quarters of double-digit increases. Strong revenue growth from the Upshot agency was offset by the loss of retained agency services fees from EMAK’s largest client.

•

Agency Services gross profit dollars increased from the prior-year period as a result of a higher contribution of gross profit dollars from the Upshot agency, which had higher fee-based revenues from both new and existing clients.

•

Agency Services gross profit margin increased due to the higher fee-based revenues mentioned previously and a smaller proportion of direct outside costs. Agency Services gross profit includes direct outside costs that fluctuate, making direct comparisons of the gross profit percentages difficult. Typically billings for direct outside costs, which are included in revenues, have very low gross margins. In periods in which segment revenues contain significant direct outside costs, the overall gross profit percentage will be lower. Management views the overall gross profit dollars, rather than the percentage, to be a more meaningful measure of performance in this segment.

Agency Restructuring

•	In the second quarter of 2008, the Company recorded a restructuring charge of $314,000, or $0.05 per diluted share. The charge represents the elimination of a senior position in the U.S.
•

EMAK continues to expect that the overall impact of worldwide headcount reductions resulting from the restructuring and voluntary terminations will exceed approximately $6.0 million of annualized operating expense savings.

Financial Condition

•	The balance of cash and cash equivalents at June 30, 2008 was $3.6 million, an increase of $0.6 million versus December 31, 2007. The Company had no debt at the end of either period.
•	The Company generated $1.5 million of cash from operations during the first half of 2008, versus a use of cash from operations of $4.8 million in the same period in 2007.
•	Working capital was $6.0 million and the current ratio was 1.2, versus working capital of $6.4 million and a current ratio of 1.2 at the end of 2007.
•	The Company has adequate liquidity and capacity under its unused $25 million credit facility to fund anticipated working capital needs and business initiatives for at least the next 12 months.

Six-Month 2008 Financial Highlights

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EMAK Worldwide, Inc.

The following table presents financial highlights for the Company’s operations for the first six months of 2008. Full financial results, including reconciliations of GAAP to non-GAAP measures, follow at the end of the release.

Results from operations
(In thousands of dollars)	Six Months Ended June 30,
	2008	% of revenues		2007	% of revenues		% change
Revenues by segment:
Agency services	15,566	19.6%		14,270	18.8%		9.1%
Promotional products	63,749	80.4%		61,517	81.2%		3.6%
	79,315	100.0%		75,787	100.0%		4.7%

Gross profit by segment:
Agency services gross profit	5,038	32.4%	(a)	4,119	28.9%	(a)	22.3%
Promotional products gross profit	12,546	19.7%	(a)	14,065	22.9%	(a)	-10.8%
	17,584	22.2%		18,184	24.0%		-3.3%

Revenues by geographical area
United States	61,295	77.3%		55,753	73.6%		9.9%
International	18,020	22.7%		20,034	26.4%		-10.1%
	79,315	100.0%		75,787	100.0%		4.7%

Loss from operations by geographical area
United States	(120)	-0.2%	(b)	(639)	-1.1%	(b)	-81.2%
International	(1,615)	-9.0%	(b)	(3,574)	-17.8%	(b)	-54.8%
	(1,735)	-2.2%		(4,213)	-5.6%		-58.8%

Operating expenses	19,319	24.4%		22,397	29.6%		-13.7%
Operating loss	(1,735)	-2.2%		(4,213)	-5.6%		-58.8%
Net loss	(1,456)	-1.8%		(4,412)	-5.8%		-67.0%

Non-GAAP financial highlights
Adjusted operating expenses before charge	18,892	23.8%		22,397	29.6%		-15.6%
EBITDA	(460)	-0.6%		(3,522)	-4.6%		-86.9%
EBITDA before charge	(33)	0.0%		(3,522)	-4.6%		-99.1%
Adjusted operating income (loss) before charge	(1,308)	-1.6%		(4,213)	-5.6%		-69.0%
Adjusted net income (loss) before charge	(1,029)	-1.3%		(4,412)	-5.8%		-76.7%

(a) Percentage of segment revenues
(b) Percentage of geographical area revenues

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EMAK Worldwide, Inc.

Outlook

Holbrook commented on the outlook for 2008. “With consumer engagement more challenging than ever, our clients recognize the importance of multiple touch points with their customers to drive brand loyalty, and our agencies have the talent and wherewithal to deliver marketing programs that truly move the needle, helping them achieve their business objectives and build long-term connections with their customers.

“We have advanced our strategic initiatives by investing in our people, our technology tools and our supply chain processes. Our newly-launched green agency, Neighbor, is gaining a foothold in the marketplace; growing Upshot is thriving on the heels of its record 2007; Logistix is making necessary adjustments to achieve profitability; and Equity Marketing’s stable and visible revenues continue to provide a solid base for growth.”

Second Quarter Conference Call and Webcast

The Company will host a conference call with investors and financial analysts today at 5:00 p.m. ET/2:00 p.m. PT to discuss its second quarter financial results and operational highlights. The call can be accessed live via the Internet at www.emak.com. To listen to the live call, visit the Investor Info section (Events page) of the Web site at least 15 minutes prior to download any necessary software. For those who cannot listen to the live broadcast, an online replay will be available for 30 days at www.emak.com, or a phone replay will be available through August 7, 2008 by dialing 800-642-1687 or 706-645-9291 (international) and entering the passcode 56762500.

About EMAK Worldwide, Inc.

EMAK Worldwide, Inc. is the parent company of a family of marketing services agencies including Equity Marketing, Logistix, Mega and Upshot. Its agencies are experts in “consumer activation” by offering strategy-based marketing programs that directly impact consumer behavior. The agencies provide strategic planning and research, consumer insight development, entertainment marketing, design and manufacturing of custom promotional products, kids marketing, event marketing, shopper marketing and environmental branding. The Company’s blue-chip clients include Burger King Corporation, Frito-Lay, Kellogg, Kohl’s, Kraft, Macy’s, Miller Brewing Company and Procter & Gamble, among others. Headquartered in Los Angeles, EMAK has offices in Chicago, Amsterdam, Frankfurt, London, Paris and Hong Kong. More information about EMAK Worldwide is available on the Company’s web site at www.emak.com.

Certain expectations and projections regarding the future performance of EMAK Worldwide, Inc. discussed in this news release are forward-looking and are made under the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These expectations and projections are based on currently available competitive, financial and economic data along with the Company’s

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operating plans and are subject to future events and uncertainties. Management cautions the reader that the following factors, among others, could cause the Company’s actual consolidated results of operations and financial position in 2008 and thereafter to differ significantly from those expressed in forward-looking statements: the Company’s dependence on a single customer; the significant quarter-to-quarter variability in the Company’s revenues and net income; the Company’s dependence on the popularity of licensed entertainment properties and the ability to license, develop and market new products; the Company’s dependence on foreign manufacturers; the Company’s need for additional working capital; the negative results of litigation, governmental proceedings or environmental matters; and the potential negative impact of past or future acquisitions. The Company undertakes no obligation to publicly release the results of any revisions to forward-looking statements, which may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. The risks highlighted herein should not be assumed to be the only items that could affect the future performance of the Company.

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EMAK Worldwide, Inc.
Condensed Consolidated Statements of Income
(In thousands, except share and per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	(Unaudited)		(Unaudited)
	2008	2007	2008	2007

Revenues	$40,568	$39,539	$79,315	$75,787
Cost of sales	32,016	29,318	61,731	57,603
Gross profit	8,552	10,221	17,584	18,184
Operating expenses:
Salaries, wages and benefits	5,148	6,871	10,380	13,534
Selling, general and administrative	4,427	5,106	8,512	8,863
Restructuring charge	314	-	427	-

Total operating expenses	9,889	11,977	19,319	22,397
Loss from operations	(1,337)	(1,756)	(1,735)	(4,213)
Interest income (expense), net	(30)	70	(48)	72
Other income (expense)	(23)	(56)	482	(75)
Loss before provision for income taxes	(1,390)	(1,742)	(1,301)	(4,216)
Provision for income taxes	83	77	155	196
Net loss available to common stockholders	(1,473)	(1,819)	(1,456)	(4,412)

Basic loss per share
Loss per share	$(0.24)	$(0.31)	$(0.24)	$(0.75)
Weighted average shares outstanding	6,131,118	5,875,991	6,114,472	5,864,082

Diluted loss per share
Loss per share	$(0.24)	$(0.31)	$(0.24)	$(0.75)
Weighted average shares outstanding	6,131,118	5,875,991	6,114,472	5,864,082

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EMAK Worldwide, Inc.

EMAK Worldwide, Inc.
Condensed Consolidated Balance Sheets
(In thousands)

ASSETS	June 30,	December 31,
	2008	2007
	(Unaudited)	(Unaudited)
Cash and cash equivalents	$3,571	$2,988
Restricted cash	-	390
Accounts receivable, net	23,838	24,477
Inventories	6,772	7,315
Prepaid expenses and other current assets	1,283	1,773
CURRENT ASSETS	35,464	36,943
Fixed assets, net	5,266	3,377
Intangible assets, net	10,825	10,827
Other assets	312	296
TOTAL ASSETS	$51,867	$51,443

LIABILITIES, REDEEMABLE PREFERRED STOCK
AND STOCKHOLDERS' EQUITY
Short-term debt	$-	$-
Accounts payable	16,258	15,385
Accrued liabilities	13,181	15,150
CURRENT LIABILITIES	29,439	30,535
Long-term liabilities	3,932	1,432
TOTAL LIABILITIES	33,371	31,967

Redeemable preferred stock	19,041	19,041

Common stock	-	-
Additional paid-in capital	35,898	35,284
Accumulated deficit	(22,297)	(20,841)
Accumulated other comprehensive income	3,523	3,661
Less:
Treasury stock	(17,669)	(17,669)
TOTAL STOCKHOLDERS' EQUITY	(545)	435
TOTAL LIABILITIES, REDEEMABLE PREFERRED STOCK
AND STOCKHOLDERS' EQUITY	$51,867	$51,443

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EMAK Worldwide, Inc.
Condensed Consolidated Statements of Cash Flows
(In thousands)

	Six Months Ended June 30, (Unaudited) 2008	2007
CASH FLOWS FROM OPERATING ACTIVITIES:		
Net loss	$ (1,456)	$ (4,412)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:		
Depreciation and amortization	793	766
Provision for doubtful accounts	40	(39)
Gain on disposal of fixed assets	(21)	(1)
Amortization of restricted stock	652	810
Changes in operating assets and liabilities- Increase (decrease) in cash and cash equivalents:		
Accounts receivable	601	5,937
Inventories	546	(781)
Prepaid expenses and other current assets	482	1,260
Other assets	(15)	139
Accounts payable	871	(5,551)
Accrued liabilities	(1,999)	(2,458)
Long-term liabilities	1,012	(441)
Net cash provided by (used in) operating activities	1,506	(4,771)
CASH FLOWS FROM INVESTING ACTIVITIES:		
Purchases of fixed assets	(1,201)	(957)
Restricted cash	388	-
Proceeds from sale of fixed assets	18	1
Net cash used in investing activities	(795)	(956)
CASH FLOWS FROM FINANCING ACTIVITIES:		
Purchase of options via stock option buyback	(16)	-
Net cash used in financing activities	(16)	-
Net increase (decrease) in cash and cash equivalents	695	(5,727)
Effects of exchange rates on cash and cash equivalents	(112)	48
CASH AND CASH EQUIVALENTS, beginning of period	2,988	8,677
CASH AND CASH EQUIVALENTS, end of period	$ 3,571	$ 2,998
SUPPLEMENTAL CASH FLOW INFORMATION:		
Non-cash operating activities - Lease incentive for new Chicago office paid directly by landlord for the construction of Upshot's tenant improvements *	$ 1,484	$ -

* The Company incurred a total of $1,942 for tenant improvements for its new Chicago office lease. Of this amount, $458 was incurred by the Company and reimbursed by the landlord and is included in purchase of fixed assets under cash flows from investing activities above. The remaining amount of $1,484 of tenant improvements was paid directly by the landlord. The Company expects to incur additional reimbursable tenant improvements in the third quarter. Such amounts are recorded as fixed assets and as long-term liabilities in the Company's condensed consolidated balance sheet as of June 30, 2008.

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EMAK Worldwide, Inc.

EMAK Worldwide, Inc.
EBITDA
(In thousands)

EBITDA, before charges and gains, is calculated as follows:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	(Unaudited)		(Unaudited)
	2008	2007	2008	2007

Net loss	$(1,473)	$(1,819)	$(1,456)	$(4,412)

Interest expense (income), net	30	(70)	48	(72)
Provision for income taxes	83	77	155	196
Depreciation	394	389	792	727
Amortization	-	20	1	39
EBITDA	(966)	(1,403)	(460)	(3,522)

Restructuring charge	314	-	427	-

EBITDA, before charges and gains	$(652)	$(1,403)	$(33)	$(3,522)

EBITDA is reconciled to cash flows provided by (used in) operating activities, the most comparable measure under generally accepted accounting principles, as follows:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	(Unaudited)		(Unaudited)
	2008	2007	2008	2007

EBITDA, before charges and gains	$(652)	$(1,403)	$(33)	$(3,522)

Restructuring charge	(314)	-	(427)	-
Interest income (expense), net	(30)	70	(48)	72
Provision for income taxes	(83)	(77)	(155)	(196)
Changes in operating assets and liabilities	3,178	(4,766)	1,498	(1,895)
Other, net	298	394	671	770

Net cash provided by (used in) operating activities	$2,397	$(5,782)	$1,506	$(4,771)

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EMAK Worldwide, Inc.

EMAK Worldwide, Inc.
Supplementary Information
Reconciliation of GAAP to Non-GAAP Financial Highlights
(In thousands of dollars, except per share data)

	Three Months Ended June 30, 2008
	GAAP	Special items		Non-GAAP

Operating expenses	9,889	(314)	(a)	9,575
Operating loss	(1,337)	314	(a)	(1,023)
Net loss	(1,473)	314	(a)	(1,159)

Diluted loss per share	$(0.24)	$0.05	(b)	$(0.19)

(a) Includes a restructuring charge of $314 related to the elimination of a senior position in the U.S.

(b) Includes adjustments noted in footnote (a) on a per share basis.

	Six Months Ended June 30, 2008
	GAAP	Special items		Non-GAAP

Operating expenses	19,319	(427)	(a)	18,892
Operating loss	(1,735)	427	(a)	(1,308)
Net loss	(1,456)	427	(a)	(1,029)

Diluted loss per share	$(0.24)	$0.07	(b)	$(0.17)

(a) Includes a restructuring charge of $427 related to the elimination of a senior position in the U.S., the closure of EMAK’s warehouse facility and severance expense for headcount reductions in the U.K.

(b) Includes adjustments noted in footnote (a) on a per share basis.

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